UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2025

NXP SEMICONDUCTORS N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands
(State or Other Jurisdiction of Incorporation)

001-34841		98-1144352
(Commission File Number)		(IRS Employer Identification No.)

High Tech Campus 60,
Eindhoven, the Netherlands	5656 AG
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +31 402729999

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, EUR 0.20 par value	NXPI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Facility Agreement

On January 13, 2025, NXP B.V., a wholly owned, direct subsidiary of NXP Semiconductors N.V. (the “Company”), entered into a facility agreement (the “Facility Agreement”) with the European Investment Bank (“EIB”), which provides for a €360.0 million unsecured senior loan facility. The proceeds from borrowings under the Facility Agreement are expected to be used to fund the research, development and innovation of semiconductor devices, technologies and solutions in five European countries. NXP B.V.’s obligations under the Facility Agreement are fully and unconditionally guaranteed by the Company, as well as NXP Funding LLC (“NXP Funding”) and NXP USA, Inc. (“NXP USA”), each of which is a wholly owned, indirect subsidiary of the Company, pursuant to the guarantee agreement dated November 22, 2024 entered into in connection with the facility agreement of the same date and which was filed as Exhibit 10.2 to the Company’s Form 8-K dated November 22, 2024 .

Borrowings under the Facility Agreement may be U.S. Dollar or Euro-denominated and bear a fixed or floating interest rate. Fixed rate loans will bear interest at a rate (subject to a floor of zero) to be agreed between NXP B.V. and EIB and shall include a margin determined based on the Company’s credit rating (the “Margin”). Floating rate loans will bear interest at a rate (subject to a floor of zero) equal to the sum of the applicable benchmark rate (EURIBOR or USD reference rate, as applicable) and an applicable fixed spread determined by EIB and agreed by NXP B.V. (which includes the Margin). Loans under the Facility Agreement will have a maximum tenor of six years.

The Facility Agreement contains affirmative and negative covenants and events of default that are generally consistent with those set forth in the Company’s Amended and Restated Revolving Credit Agreement, dated as of August 26, 2022.

The description of the Facility Agreement contained in this Item 1.01 is qualified in its entirety by reference to the complete text of the Facility Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Facility Agreement set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements which include the intended use of proceeds for borrowings under the Facility Agreement, as well as any other statements which are not historical facts. By their nature, forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. Readers are cautioned not to place undue reliance on these forward- looking statements, which speak to results only as of the date the statements were made. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, the Company does not have any intention or obligation to publicly update or revise any forward-looking statements after filing this Current Report on Form 8-K, whether to reflect any future events or circumstances or otherwise. For a discussion of potential risks and uncertainties, please refer to the risk factors and other cautionary statements included in the Company’s Securities and Exchange Commission (“SEC”) filings. Copies of the Company’s SEC filings are available on its Investor Relations website, www.nxp.com/investor or from the SEC website, www.sec.gov.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*+	€360.0 Million Facility B Agreement, dated as of January 13, 2025, between NXP B.V. and the European Investment Bank.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of such schedules and exhibits, or any sections thereof, to the SEC upon request.

+

Certain identified information has been omitted from this exhibit because it is both not material and is the type that the registrant treats as private or confidential, in compliance with Regulation S-K Item 601(b)(10).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NXP SEMICONDUCTORS N.V.

Date: January 13, 2025	By:	/s/ Timothy Shelhamer
	Name:	Timothy Shelhamer
	Title:	SVP and Chief Corporate Counsel